                                                                            MATTHEWS INTERNATIONAL CORPORATION AND SUBSIDIARIES                      EXHIBIT 21
SUBSIDIARIES OF THE REGISTRANT
(as of October 31, 2013)

Name	Percentage Ownership

Holjeron Corporation	100.0

IDL Worldwide, Inc.	100.0

Innovative Picking Technologies, Inc.	100.0

Matthews Development LLC	100.0

Kenuohua Matthews Electronic (Beijing) Company, Ltd.	60.0

Matthews Canada Ltd.	100.0

Matthews Holding Company (U.K.) Ltd.	100.0
The InTouch Group plc	100.0
Furnace Construction Cremators Limited	100.0
TodaySure Matthews Limited	80.0

Matthews Industries	100.0
Matthews Bronze Pty. Ltd.	100.0
C. Morello, Pty. Ltd.	100.0

Matthews International Holding (Europe) B.V.	100.0
Matthews International Netherlands B.V.	100.0
Kroma Baski Oncesi Hazirlik Sistemier Sanaji ve Tricarct Amonin Sirketi	100.0
Matthews International Brasil Servicos de Marketing e Branding Ltda	100.0
Matthews Europe GmbH & Co. KG	100.0
5flow GmbH	100.0
S+T Reprotechnick GmbH	100.0
Reproservice Eurodigital GmbH	100.0
Repro Busek Druckvorstufentechnick GmbH & Co. KG	100.0
Rasterpunkt-Druckvorstufefurverpakungen GmbH	100.0
Rudolf Reproflex	100.0
IDL Deutschland GmbH	100.0
Klischeewerkstatt Scholler GmbH	100.0
Tact Group Limited	100.0
Reproflex Vietnam Limited Company	60.0
TWL Nyomdaipari es Kereskedeimi Koriatolt Felelossegu Tarsasag	100.0
Matthews International Holding Co. GmbH	100.0
Saueressig GmbH & Co. KG	100.0
APEX Cylinders Ltd.	61.0
Saueressig ooo	100.0
Saueressig Design Studio GmbH	70.0
Saueressig Flexo GmbH	100.0
Saueressig Polska Sp. z.o.o.	100.0
Wetzel Holding AG	100.0
Wetzel Service AG	100.0
Wetzel GmbH	100.0
Wetzel Sp. z.o.o.	100.0
Matthews Brand Solutions, S. de R.L. de CV	100.0

Matthews International S.p.A.	100.0
Caggiati Espana S.A.	100.0
Caggiati France SARL	100.0
Gem Matthews International s.r.l.	80.0
Rottenecker-Caggiati GmbH	82.0

Matthews Packaging Graphics Asia Pte. Ltd.	100.0

Matthews Resources, Inc.	100.0

Matthews Swedot AB	100.0
Matthews Kodiersysteme GmbH	100.0

The York Group, Inc.	100.0
Milso Industries Corporation	100.0
York Casket Development Company, Inc.	100.0
Matthews Granite Company	100.0

Venetian Investment Corporation	100.0